Exhibit 10.4

DATED DECEMBER 23, 2008

VANTAGE DRILLING COMPANY

- and -

PPL SHIPYARD PTE LTD

DEED OF GUARANTEE

INDEX

1.	DEFINITIONS AND INTERPRETATION	1

2.	GUARANTEE	2

3.	CONTINUING SECURITY AND CONDITIONS FOR RELEASE	2

4.	PRINCIPAL DEBTOR	3

5.	NO COMPETING	3

6.	INDEBTEDNESS OF OGIL	4

7.	DEMANDS	4

8.	WAIVER OF DEFENCES	4

9.	DISCHARGE AND RELEASE	5

10.	CURRENCY INDEMNITY	5

11.	NON-RECOVERY BY PPL	6

12.	GUARANTOR'S REPRESENTATIONS AND WARRANTIES	6

13.	DETERMINATIONS CONCLUSIVE AND DEMANDS	7

14.	TRANSFER AND DISCLOSURE	7

15.	DEDUCTIONS	7

16.	EXPENSES	7

17.	NOTICES	7

18.	SET-OFF	8

19.	FORBEARANCE AND PARTIAL INVALIDITY	8

20.	COUNTERPARTS	9

21.	ENTIRE GUARANTEE	9

22.	THIRD PARTY RIGHTS	9

23.	GOVERNING LAW AND JURISDICTION	9

THIS DEED OF GUARANTEE (the "Guarantee") dated  December 23, 2008 is made between:

(1)
VANTAGE DRILLING COMPANY, a company incorporated in the Cayman Islands, with its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Guarantor"); and

(2)	PPL SHIPYARD PTE LTD, a company incorporated in Singapore with its registered office at 21 Pandan Road, Singapore 609273 as beneficiary ("PPL").

WHEREAS:

(A)
PPL and Bluesky Offshore Group Corp. ("Original Purchaser") entered into a construction contract dated 3 June 2007, as supplemented by the Supplemental Agreement dated 3 June 2007 between PPL and Original Purchaser, under which PPL has agreed to, inter alia, design and construct and deliver to Original Purchaser one unit of a Baker Marine Pacific Class 375 jack-up drilling rig bearing PPL's Hull number P2020 (the "Rig Construction Contract").

(B)
PPL, Original Purchaser and Offshore Group Investment Limited ("OGIL") entered into a novation agreement dated 30 August 2007 under which all rights and obligations of Original Purchaser under the Rig Construction Contract were novated to OGIL (the "Novation Agreement") in accordance with the terms and conditions of the Novation Agreement.

(C)
PPL and OGIL entered into a forbearance agreement dated 30 May 2008 under which PPL and OGIL agreed to an extension of time for the payment of the fourth instalment due and payable by OGIL to PPL pursuant to the Rig Construction Contract and the Novation Agreement (the "Forbearance Agreement").

(D)
Pursuant to a letter dated on or about the date of this Guarantee between PPL and OGIL, PPL and OGIL have agreed to an extension of time for the payment of the fifth, sixth and seventh instalments due and payable by OGIL to PPL pursuant to the Rig Construction Contract and the Novation Agreement (the "Letter").

(E)	In connection with the Rig Construction Contract, the Novation Agreement and the Letter, PPL requires the Guarantor to execute this Guarantee in its favour.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Guarantee, unless the context otherwise requires the following words and expressions shall have the following meanings:

"Business Day" means a day (other than a Saturday or Sunday) on which banks in Singapore are generally open for business and also, in relation to a day on which a payment is required, in the place where such payment is to be made in accordance with this Guarantee;

"Documents" means the Rig Construction Contract, the Novation Agreement, the Forbearance Agreement and the Letter; and

"Guaranteed Obligations" means the obligations of OGIL expressed to be guaranteed by the Guarantor under clause 2.

1.2	Interpretation

In this Guarantee, unless the context otherwise requires:

(a)	references to this Guarantee or any other document include references to this Guarantee or such other document as varied, supplemented, restated and/or replaced in any manner from time to time;

(b)	references to clauses are references to clauses to this Guarantee;

(c)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended and any subsidiary legislation made from time to time under it;

(d)
references to a "person" shall include any individual, company, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

(e)	references to one gender include all genders (including the neuter gender), and references to the singular shall include the plural and vice versa;

(f)	headings are inserted for convenience only and shall be ignored in construing this Guarantee; and

(g)	references to "including" shall not be construed restrictively but shall be construed as meaning "including, without prejudice to the generality of the foregoing".

2.	GUARANTEE

In consideration of the extension of time granted for the payment of the fifth, sixth and seventh instalments as agreed in the Letter, the Guarantor irrevocably and unconditionally:

(a)	guarantees to PPL prompt performance by OGIL of all its obligations under, or arising out of, the Documents and the payment of all sums due to PPL pursuant to or in connection with the Documents;

(b)
undertakes with PPL that if and whenever OGIL shall be in default in the payment of any such sums as aforesaid, the Guarantor shall on demand pay the same to PPL as if the Guarantor instead of OGIL was expressed to be the primary obligor; and

(c)
undertakes with PPL that it shall pay any interest accrued in respect of the amounts and liabilities referred to in sub-clauses (a) and (b) above (and so that as against the Guarantor interest shall be deemed to continue to accrue and to be a liability of OGIL hereby guaranteed notwithstanding that for any reason interest may have ceased to accrue against OGIL).

3.	CONTINUING SECURITY AND CONDITIONS FOR RELEASE

3.1
This Guarantee shall be a continuing security for the Guaranteed Obligations and shall be in addition to and independent of every other security or guarantee which PPL may hold for the Guaranteed Obligations.

3.2	This Guarantee shall continue in full force and effect until:

(a)	all amounts due from the Guarantor under this Guarantee have been paid in full; and

(b)	OGIL has no liability in respect of the Guaranteed Obligations.

4.	PRINCIPAL DEBTOR

Though, as between the Guarantor and OGIL, the Guarantor is surety only for OGIL, yet as between PPL and the Guarantor, the Guarantor shall be deemed to be principal debtor for all the Guaranteed Obligations and accordingly the Guarantor shall not be discharged nor shall the Guarantor's liability be affected in any way by any fact, circumstance, act, omission or means whatsoever, whether known to PPL or not, whereby the Guarantor's liability under this Guarantee would have been discharged if the Guarantor had not been principal debtor.

5.	NO COMPETING

5.1
The Guarantor undertakes to PPL that so long as OGIL has any actual or contingent liability to PPL, the Guarantor shall not exercise any rights which the Guarantor may at any time have whether by reason of performance by it of its obligations under this Guarantee or otherwise:

(a)
to be indemnified by OGIL or to claim or enforce payment of any money which may be due owing or incurred by OGIL to the Guarantor on any account whatsoever, or exercise any other right, claim or remedy in respect of such money;

(b)
to prove in competition with PPL for any money owing by OGIL to the Guarantor on any account whatsoever and/or in respect of any money due or owing from OGIL to PPL but will give to PPL the benefit of any proof which the Guarantor may be able to make in bankruptcy/liquidation of OGIL or in any arrangement or composition with creditors;

(c)
to take any steps to enforce any rights against OGIL or receive or claim or have the benefit of any payment or distribution from or on account of OGIL or exercise any right of set-off or counterclaim against OGIL provided always that on making a claim against the Guarantor pursuant to this Guarantee, PPL may at its sole discretion instruct the Guarantor to take any steps referred to in this sub-clause and any monies or other benefit thereby obtained by the Guarantor will thereafter be paid or transferred (as the case may be) to PPL;

(d)	to claim any contribution from any other guarantor of OGIL's obligations; or

(e)
to participate in any security held, or money received, by PPL on account of the Guaranteed Obligations or to stand in PPL's place in respect of any such security or money and the liability of the Guarantor under this Guarantee will not be reduced or discharged by any amount held by PPL on account for OGIL.

5.2
The Guarantor declares that it has received no security from OGIL or any other surety for the giving of this Guarantee and the Guarantor undertakes not to take or receive any security in respect of the Guarantor's liability under this Guarantee. If the Guarantor nevertheless does take or receive any such security, it shall forthwith pay or transfer (as the case may be) such security over to PPL.

6	INDEBTEDNESS OF OGIL

Any indebtedness of OGIL whether as principal or as surety and whether solely or jointly with any other person or persons now or in future held by the Guarantor shall be subordinated to the indebtedness or liabilities of OGIL to PPL under the Documents. Such indebtedness of OGIL to the Guarantor, if PPL so requires, shall be paid over to PPL on account of the indebtedness or liabilities of OGIL to PPL but without reducing or affecting in any manner the Guarantor's liability under this Guarantee until all monies and liabilities hereby guaranteed have been fully paid to PPL.

7.	DEMANDS

PPL shall not be obliged before exercising any of the rights, powers or remedies conferred upon it by this Guarantee or by law:

(a)	to make any demand, or take any action or obtain judgment in any court against OGIL;

(b)	to make or file any claim or proof in bankruptcy or winding-up or dissolution of OGIL; or

(c)	to enforce or seek to enforce any other security it may hold for the Guaranteed Obligations.

8.	WAIVER OF DEFENCES

8.1
None of the events set out below shall discharge the liabilities or the obligations of the Guarantor under this Guarantee or impair the rights, powers and remedies of PPL under this Guarantee, whether or not the consent of the Guarantor is obtained or notice given to the Guarantor in respect of such events:

(a)	any amalgamation, merger or reconstruction by or between PPL and any other person or any sale or transfer of the whole or any part of the assets of PPL to any other person;

(b)
bankruptcy, winding-up, judicial management, dissolution, administration, reorganisation, amalgamation, merger or reconstruction of OGIL or any change in its constitution, status, function, control or ownership;

(c)
any amendment to, increase or decrease in, or variation, extension, renewal, restructure, waiver or release of any of the Guaranteed Obligations or any other security or guarantee for the Guaranteed Obligations;

(d)	any amendments, variation and/or modification of the terms and conditions of the Documents;

(e)	the existence of any claim or set-off or other rights which the Guarantor may have against OGIL, PPL or any other person, or which OGIL may have at any time against PPL;

(f)	any compromise, composition or arrangement made with OGIL and/or any other person;

(g)	any failure by PPL to take or perfect, or fully to take or perfect, any other guarantee, indemnity or security intended to be taken for the Guaranteed Obligations;

(h)
the grant by PPL to OGIL of any other financial accommodation or the withdrawal or restriction by PPL of any financial accommodation or the absence of any notice to the Guarantor of any such granting, withdrawal or restriction;

(i)
any time or other indulgence being granted or being agreed to be granted to OGIL or any other person in respect of its obligation or any arrangement or compromise entered into by PPL with OGIL or any other person;

(j)
any of the obligations of the Guarantor or any other person under this Guarantee or under any other document or security taken in respect of any of its obligations being or becoming illegal, invalid, unenforceable, impaired or ineffective in any respect; or

(k)
any other act, event or omission which, but for this clause, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor under this Guarantee or any of the rights, powers or remedies conferred upon PPL by this Guarantee or by law.

8.2
No change whatsoever in the constitution of the Guarantor shall affect its liability or the liability of its successors under this Guarantee or affect the validity of or discharge this Guarantee and this Guarantee shall be binding on the Guarantor notwithstanding any change that shall subsequently take place in its constitution whether by amalgamation, reconstruction or otherwise and in the event of any such amalgamation, reconstruction or change taking place as aforesaid, this Guarantee shall operate as though it had been originally given by such new or amalgamated or reconstructed company or concern and as if the liability thereto or thereunder had commenced at the date of this Guarantee.

8.3
This Guarantee shall be in addition to and shall not in any way be prejudiced or affected by any other security which PPL may now or at any time hereafter hold from the Guarantor, OGIL or any other person for all or any part of the monies hereby guaranteed nor shall such security or any other security to which PPL may be otherwise entitled or the liability of any person not a party to this Guarantee for all or any part of the monies hereby guaranteed be in any way prejudiced or affected by this Guarantee.

9.	DISCHARGE AND RELEASE

Any release, settlement or discharge between PPL and the Guarantor in respect of the Guaranteed Obligations or any part thereof shall be subject to the condition that no assurance, security or payment to PPL by the Guarantor or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to insolvency or otherwise. If any such security or payment shall be so avoided or reduced, PPL shall nevertheless be entitled to recover the value or amount thereof subsequently from the Guarantor and to exercise its rights under this Guarantee as if such release, settlement or discharge had not been effected.

10.	CURRENCY INDEMNITY

If:

(a)
for any reason any amount payable under this Guarantee is paid or is recovered by PPL in a currency (the "payment currency") other than that in which the Guaranteed Obligations are denominated (the "contractual currency"); and

(b)	the payment made in the payment currency to PPL when converted at the applicable rate of exchange on the date of payment into the contractual currency is less than the amount payable hereunder,

then the Guarantor shall, as a separate and independent obligation, fully indemnify PPL against the amount of the shortfall. For the purposes of this clause, the expression "applicable rate of exchange" means the rate at which PPL is able on the relevant date to purchase the contractual currency with the payment currency.

11.	NON-RECOVERY BY PPL

As a separate and independent obligation, the Guarantor agrees that any amount which may not be recoverable on the footing of a guarantee by reason of any legal limitation, disability or incapability on or of OGIL or any other fact or circumstance shall nevertheless be recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor was the sole and principal debtor in respect thereof and shall be immediately paid by the Guarantor on demand.

12.	GUARANTOR'S REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to PPL that:

(a)
it is a company duly incorporated, validly existing and registered under the laws of its place of incorporation and has the power and all necessary governmental and other consents, approvals, licences and authorities under any applicable jurisdiction to own its assets and carry on its business;

(b)
it is empowered to enter into, exercise its rights and perform and comply with its obligations contained in this Guarantee and no limits on its powers will be exceeded as a result of its entering into this Guarantee;

(c)
all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations contained in this Guarantee and to ensure that those obligations are legally binding and enforceable have been taken, fulfilled and done;

(d)
the requisite resolutions of its board of directors have been duly and properly passed at a duly convened and constituted meeting at or by resolution in writing under which all statutory and other relevant formalities were observed to authorise its execution and performance of this Guarantee and such resolutions are in full force and effect and have not been varied or rescinded;

(e)	the giving of this Guarantee constitutes the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms;

(f)	the giving of this Guarantee will not result in:

(i)	any breach of any law to which the Guarantor is subject or of any of the memorandum and articles of association or other constitutional documents of the Guarantor; or

(ii)	any breach of any deed, agreement or obligation of the Guarantor made with or owed to any other person; or

(iii)	any breach of any limits on any powers of the Guarantor; and

(g)
the giving of this Guarantee will not result in the existence of, or oblige the Guarantor to create, any encumbrance in favour of any person (other than PPL) over the whole or any part of the undertakings or assets (present or future) of the Guarantor.

13.	DETERMINATIONS CONCLUSIVE AND DEMANDS

13.1	A certificate signed by an officer of PPL as to the amount owing by or due from OGIL will be accepted by the Guarantor as conclusive evidence as against the Guarantor of the amount so owed.

13.2	The making of any demand by PPL under this Guarantee shall not preclude it from making any further demands under this Guarantee.

13.3
PPL shall be entitled after any demand has been made under this Guarantee to continue dealing with OGIL without thereby affecting or discharging the Guarantor's liability for all moneys then due or may thereafter be due to PPL at the date of the demand or subsequent thereto.

14.	TRANSFER AND DISCLOSURE

14.1	This Guarantee shall be binding upon the Guarantor and its successors or personal representatives.

14.2	The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

14.3	PPL may at any time transfer all or any part of its rights under this Guarantee.

15.	DEDUCTIONS

15.1
Each payment to be made by the Guarantor to PPL shall be made in the currency, and if there is more than one currency, the respective currencies, in which the Guaranteed Obligations are denominated, free and clear of, and without any withholding, deduction or set-off whatsoever; including without prejudice to the generality of the foregoing, for or on account of taxes unless the Guarantor is required by law to make such a payment subject to deduction.

15.2
If the Guarantor is required by law to make a deduction or withholding from such a payment, the relevant sum payable by the Guarantor shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, PPL receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

16.	EXPENSES

The Guarantor shall indemnify PPL and reimburse PPL on demand (on a full indemnity basis) for all reasonable costs and expenses in any relevant jurisdiction (including, without limitation legal fees and out-of-pocket expenses) and any value added or similar tax thereon, incurred by PPL in connection with the enforcement or preservation of its rights under this Guarantee or any of the documents referred to in this Guarantee in any jurisdiction.

17.	NOTICES

Every notice, request, demand or other communication under this Guarantee shall:

(a)	be in writing delivered personally or by post or facsimile;

(b)	be deemed to have been received, subject as otherwise provided in this Guarantee:

(i)	in the case of a letter when delivered personally or [3] Business Days after it has been put into the post; and

(ii)
if by facsimile, when confirmed by an activity report confirming the facsimile number to which such notice was sent, the number of pages transmitted and that such transmission was successfully completed.

However, a notice given in accordance with the above but received on a non-Business Day or after usual business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

(c)	be sent:

(i)	to the Guarantor at:

Vantage Drilling Company
1 Jalan Kilang Timor
#07-01 Pacific Tech Centre
Singapore 159303
Tel. No.:	65770277
Facsimile:	65770280
Attention:	Mr Doug Halkett (Chief Operating Officer)

(ii)	to PPL at:

21 Pandan Road
Singapore 609273
Tel No. :	6265 0477
Facsimile:	6264 4130
Attention:	Mr Douglas Tan (Managing Director)

or to such other address or facsimile number as is notified by the Guarantor or PPL to the other party to this Guarantee.

18.	SET-OFF

18.1	All payments made by the Guarantor under this Guarantee shall be made without setoff or counterclaim.

19.	FORBEARANCE AND PARTIAL INVALIDITY

19.1
No failure to exercise and no delay on the part of PPL in exercising any right, remedy, power or privilege under this Guarantee and no course of dealing between the parties shall be construed or operate as a waiver of that right, remedy, power or privilege, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise of it or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Guarantee are cumulative and not exclusive of any rights or remedies provided by law.

19.2
If any provision of this Guarantee is held to be illegal, invalid or unenforceable in whole or in part this Guarantee shall continue to be valid as to its other provisions and the remainder of the affected provision.

20.	COUNTERPARTS

This Guarantee may be signed in any number of counterparts and by the parties on separate counterparts, each of which, when so executed, shall be an original, but all counterparts shall together constitute one and the same document. Signatures may be exchanged by facsimile, with original signatures to follow. Each party agrees to be bound by its own facsimile signature and that it accepts the facsimile signature of the other parties.

21.	ENTIRE GUARANTEE

This Guarantee sets out the entire agreement between PPL and the Guarantor with respect to the Guarantor's liability. No representation, inducements, promises or agreements, oral or otherwise that are not embodied in this Guarantee shall be of any force or effect.

22.	THIRD PARTY RIGHTS

Except where any provision of this Guarantee is expressly provided to apply for the benefit of a person who is not a party to this Guarantee, a person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Guarantee.

23.	GOVERNING LAW AND JURISDICTION

This Guarantee is governed by and shall be construed in accordance with English Law and the parties irrevocably submit to the jurisdiction of the Commercial Court in London.

This Deed of Guarantee has been entered into on the date stated at the beginning of this Deed of Guarantee.

Executed as a Deed by	)
/s/ Paul A. Bragg	)
For and on behalf of	)
VANTAGE DRILLING COMPANY	)
in the presence of:	)
Chris Celano	)
General Counsel	)

Executed as a Deed by	)
)
For and on behalf of	)
PPL SHIPYARD PTE LTD	)
in the presence of:	)